SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 10, 2004

Date of Report (date of earliest event reported)

KOMAG, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	0-16852	94-2914864

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1710 Automation Parkway
San Jose, California 95131

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 576-2000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On February 10, 2004, Komag, Incorporated issued a press release announcing that its wholly-owned subsidiary Komag USA (Malaysia) Sdn. signed an agreement with Trace Storage Technology Corporation (Trace), an independent media supplier in Taiwan, which provides Komag USA (Malaysia) Sdn. with additional substrate capacity as well as a substrate supply relationship with Trace. A copy of the press release is attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99	Registrant’s Press Release Dated February 10, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated, a Delaware corporation

Dated: February 11, 2004	By:	/s/ Kathleen A. Bayless

Kathleen A. Bayless
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Registrant’s Press Release Dated February 10, 2004.